Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121883, 333-152301, 333-164889, and 333-141100) and Form S-8 (Nos. 333-126574, 333-130337 and 333-161409) of Medical Properties Trust, Inc. of our report dated February 25, 2011 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Medical Properties Trust Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 25, 2011